Exhibit 10.15

                         FINANCIAL CONSULTING AGREEMENT

      THIS FINANCIAL CONSULTING AGREEMENT (this "Agreement"), made as of this 3rd day of May, 1999, is by and between, Mikron Instrument Company, Inc., a New Jersey corporation (the "Company"), with its principal place of business at 16 Thornton Road, Oakland, New Jersey 07436, and Catalyst Financial Corp., a Florida corporation ("Catalyst"), having its principal place of business at 16 East 52nd Street, Suite 501, New York, New York 10022.

                                R E C I T A L S:

      A. The Company is a public company with a class of equity securities publicly traded, and desires to retain Catalyst to provide certain financial consulting services.

      B. Catalyst desires to provide certain financial consulting services to the Company in accordance with the terms and conditions contained hereinafter.

      NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto hereby agree as follows:

      1 . Consulting Services. During the term of this Agreement, Catalyst is hereby retained by the Company to provide financial consulting services to the Company, as said services relate to corporate finance matters. Catalyst shall provide such financial consulting services as reasonably requested by the Company during the term of this Agreement, provided that nothing hereunder shall require Catalyst to devote a minimum number of hours per calendar month toward the performance of services hereunder. Unless otherwise agreed to by Catalyst, all services hereunder shall be performed by Catalyst, in its sole discretion, at its principal place of business or other offices. Notwithstanding anything contained herein to the contrary, the services to be performed by Catalyst hereunder may be performed by any employee or consultant to Catalyst.

      2. Term. The term of this Agreement shall be for three years commencing as of the date first written above and terminating one day prior to the third anniversary hereof. Thereafter, this Agreement shall be renewed for subsequent one year terms upon mutual agreement of the parties.

      3. Compensation.

            (a) In consideration for the performance of services hereunder, the Company hereby agrees to pay Catalyst the aggregate sum of $5,000 per month during the term of this Agreement. The initial monthly payment shall be made as of the date hereof, and each subsequent monthly payment shall be due and payable on each successive monthly anniversary of such date. The Company further hereby agrees to pay on a pre-approval basis all out-of-pocket

                               Catalyst FINANCIAL
expenses incurred by Catalyst in connection with such services to be rendered hereunder. Catalyst may, from time to time, deem it to be in the best interests of the Company to retain an outside consultant in connection with certain specific acquisitions or proposed transactions. In such event, the Company agrees to pay any and all fees and expenses of such consultant.

            (b) In addition, and in consideration of the payment of $100, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company hereby grants Catalyst five (5) year warrants, which warrants may be assigned to shareholders, directors, officers, employees, consultants or partners of Catalyst or any successor, to purchase an aggregate 100,000 shares of the Company's Common Stock exercisable at $1.00 per share. The warrants shall be immediately exercisable and shall be in substantially the form attached hereto as Exhibit A, and incorporated herein by reference.

      At any time during the term of these warrants, the then holders (the "Holders") of a majority of the warrants issued under this Agreement, and/or the shares of Common Stock which were issued upon exercise thereof, shall have the right upon written notice to the Company and on at least two occasions to demand registration of the shares of Common Stock underlying the warrants or the shares of Common Stock which previously were issued upon exercise thereof (the "Demand Registration Rights"). Upon such notice, the Company shall use its best efforts to prepare and file with the Securities and Exchange Commission (the "SEC"), at the Company's sole cost and expense with respect to the exercise of the Demand Registration Rights, a registration statement to permit the public sale of such shares of Common Stock. The Company will use its best efforts to cause said registration statement to be declared effective by the SEC as soon as possible and shall continue to use its best efforts to cause such registration statement to be deemed current for at least one hundred twenty (120) days after the effective date thereof. Notwithstanding anything contained herein to the contrary, the Holders shall have the right to demand registration of the afore-described shares on two separate occasions; with each of such demand registration rights being deemed satisfied hereunder when said registration statement relating thereto is declared effective by the SEC, provided the other provisions hereunder are complied with by the Company.

      In addition, if at any time commencing after the date hereof and expiring five years thereafter, the Company proposes to register any of its securities under the Securities Act of 1933, as amended (other than in connection with a merger or pursuant to Form S-8, S-4 or comparable registration statement), it will give written notice by registered mail, at least twenty (20) days prior to the filing of each registration statement, to the Holders of its intention to do so. If such Holders notify the Company within twenty (20) days after receipt of any such notice of its or their desire to include any of the afore-described shares in such proposed registration statement, the Company shall afford such Holders the opportunity to have any such shares registered under such registration statement, at the Company's sole cost and expense. The Company shall also use its best efforts to cause the sale of such shares to be registered in up to ten (10) states identified by the Holders, at the Company's sole cost and expense.

      The Company shall bear all expenses, incurred in the preparation and filing of such registration statements or post-effective amendment (and related state registrations, to the extent permitted by applicable law) and the furnishing of copies of the preliminary and final prospectus


                               Catalyst FINANCIAL                              2
thereof to the Holders, other than fees and expenses of Holders' counsel, and other than sales commissions incurred by the then Holders with respect to the sale of such securities.

      4. Right of First Refusal. For a period of three years from the date of this Agreement, the Company hereby agrees to afford to Catalyst the right to act as the Company's exclusive managing underwriter or placement agent, as the case may be, in any public offering(s) and private placement(s) to be effectuated by or on behalf of the Company, on such terms no less favorable than any other underwriter, broker-dealer, or placement agent, and with such compensation to be determined on a deal-by-deal basis. In the event Catalyst determines not to so participate in any such financing and the terms thereof are then subsequently changed, the Company shall afford Catalyst the opportunity to act as the exclusive managing underwriter or placement agent, as the case may be, in any such financing as modified. Notwithstanding anything contained in this Section 4 to the contrary, nothing hereunder shall obligate Catalyst to so participate in any such financing.

      5. Finder's Fee. In the event the Company effectuates a merger, acquisition, consolidation, reorganization, recapitalization, business combination or other transaction pursuant to which the Company acquires, is acquired by or combines with another entity subsequent to the date hereof and on or prior to one year from the date of termination in this Agreement, irrespective of any reason for such termination, and such merger, acquisition, consolidation, reorganization, recapitalization, business combination or other transaction is effectuated as a result or consequence of any introduction made directly or indirectly by Catalyst, including, without limitation, any introduction made by an third party to whom the Company was initially introduced, directly or indirectly by Catalyst, or which transaction was initiated, directly or indirectly, by Catalyst, then the Company hereby agrees to pay Catalyst the following cash consideration, which payment shall be due and payable in cash on the date of any such closing with respect thereto:

            5% of the consideration from $1 and up to $5,000,000, plus 4% of the consideration in excess of $5,000,000 and up to
              $10,000,000, plus
            3% of the consideration in excess of $10,000,000 and up to
              $15,000,000, plus
            2% of the consideration in excess of $15,000,000 and up to
              $20,000,000, plus
            1% of the consideration paid in excess of $20,000,000.

            In addition, Catalyst shall provide consulting services to the Company in connection with any merger, acquisition, consolidation, reorganization, recapitalization, business combination or other transaction not arranged, directly or indirectly, by Catalyst. The Company shall pay Catalyst. a fee equal to the following percentages based upon the value of the transaction:

            2.5% of the consideration from $1 and up to $5,000,000, plus 2.0% of the consideration in excess of $5,000,000 and up to
              $10,000,000, plus
            1.5% of the consideration in excess of $10,000,000 and up to
              $15,000,000, plus
            1.0% of the consideration in excess of $15,000,000 and up to
              $20,000,000, plus
            .5 % of the consideration paid 'in excess of $20,000,000.


                               Catalyst FINANCIAL                              3

            For purposes of this Agreement, "consideration" shall mean the total present value of all cash, securities, or other property (i) received by the Company at the closing of a transaction referred to above or to be received in the future by it with respect to such transaction (other than payments of interest or dividends); (ii) paid by the Company in connection with the acquisition of the (X) assets or (Y) stock (and any securities, including debt, options and warrants convertible into capital stock, or other rights to acquire such capital stock) by the Company or a wholly-owned subsidiary thereof of another company at the closing of a transaction referred to above or to be received in the future by such other company or its securityholders with respect to such transaction (other than payments of interest or dividends); (iii) to be received by the company's securityholders (other than optionees under the Company's employee stock plans) in the event of the merger of the Company into another entity where the Company is not the survivor; (iv) to be received by another company's securityholders (other than optionees under its employee stock plans) in the event such other company merges with the Company or an affiliate of the Company where such other company is not the survivor; and (v) transferred or contributed to a joint venture or similar joint enterprise or undertaking by the venturers within twelve months of the formation thereof or as specifically required under the controlling agreement among the venturers. In the event of any of the scenarios referred to in clauses (i) through (iv) above, the amount by which the assumption, directly or indirectly (by operation of law or otherwise), or any repayment of any long-term liabilities (liabilities maturing more than one (1) year after the consummation of the transaction) of the acquired or non-surviving entity exceeds its cash on hand at closing, shall be considered consideration. In the event a transaction referred to above is consummated in one or more steps, including without limitation, any additional consideration to be paid in any subsequent step in the transaction, all such amounts shall be included in the definition of consideration. For purposes of this Agreement, consideration is not deemed to include amounts paid (X) in connection with signing bonuses for employment contracts, and (Y) with respect to employment contracts to the extent the amount payable thereunder is the same as the amount to be paid prior to the transaction.

            If all or a portion of the consideration paid in the transaction is other than cash or securities, then the value of such non-cash consideration shall be the fair market value thereof on the date the transaction is consummated as mutually agreed upon in good faith by the Company and Catalyst. If the parties cannot so agree, they shall jointly select an independent appraiser to determine such value. The decision of the independent appraiser shall be binding. The Company shall bear one half of the cost of such appraisal, and Catalyst shall be responsible for the balance thereof. If such non-cash consideration consists of common stock, options, warrants or rights for which a public trading market existed prior to consummation of the transaction, then the value of such securities shall be determined by the average closing or last sales price for the ten (10) trading days prior to the consummation of the transaction; provided, however, that if such non-cash consideration consists of newly-issued, publicly traded common stock, options, warrants or rights for which no public trading market existed prior to the consummation of the transaction, then the value thereof shall be the average of the closing prices for the 20 trading days subsequent to the fifth trading day after the consummation of the transaction. In such event, the fee payable to Catalyst pursuant to this Paragraph 5 shall be paid on the 30th trading day subsequent to consummation of the transaction. If no public market exists for the common stock, options, warrants or rights issued in the transaction, then the value of such securities shall be as mutually agreed upon in good faith by the Company and Catalyst. If such non-cash


                               Catalyst FINANCIAL                              4
consideration consists of preferred stock or debt securities, then the value of such securities shall be the face or principal amount thereof unless it is mutually agreed upon in good faith by the Company and Catalyst that the market value of such securities is different than the face value or principal amount of such securities, in which case the value of such securities will be the fair market value of such securities as mutually agreed upon in good faith by the Company and Catalyst. If all or a portion of the consideration payable in connection with a transaction includes contingent future payments, then the Company shall pay Catalyst any additional cash fee, determined in accordance with this Paragraph 5, as, when, and if such contingent payments are paid.

            If the consideration to be paid is computed in any foreign currency, the value of such foreign currency for purposes hereof shall be converted into U.S. dollars at the prevailing exchange rate on the date or dates on which such consideration is paid.

      6. Representations of the Company. The Company hereby represents and warrants that any and all information supplied hereunder to Catalyst in connection with any and all services to be performed hereunder by Catalyst for and on behalf of the Company shall be true, complete and correct as of the date of such dissemination and shall not fail to state a material fact necessary to make any of such information not misleading. The Company hereby acknowledges that the ability of Catalyst to adequately provide financial consulting services hereunder is dependent upon the prompt dissemination of accurate, correct and complete information to Catalyst. The Company further represents and warrants hereunder that this Agreement and the transactions contemplated hereunder, including the issuance of the warrants hereunder, have been duly and validly authorized by all requisite corporate action; that the Company has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms. The representations and warranties set forth herein shall survive the termination of this Agreement.

      7. Indemnification.

            (a) The Company hereby agrees to indemnify, defend and hold harmless Catalyst, its officers, directors, principals, employees, partners, consultants, affiliates, and shareholders, and their successors and assigns from and against any and all claims, damages, losses, liability, deficiencies, actions, suits, proceedings, costs or legal expenses (collectively the "Losses") arising out of or resulting from: (i) any breach of a representation, or warranty by the Company contained in this Agreement; or (ii) any activities or services performed hereunder by Catalyst, unless such Losses were the result of the intentional misconduct or gross misconduct of Catalyst or were the result of any information supplied by Catalyst; or (iii) any and all costs and expenses (including reasonable attorneys' and paralegals' fees) related to the foregoing, and as more fully described below.

            (b) If Catalyst receives written notice of the commencement of any legal action, suit or proceeding with respect to which the Company is or may be obligated to provide indemnification pursuant to this Section 7, Catalyst shall, within thirty (30) days of the receipt of


                               Catalyst FINANCIAL                              5
such written notice, give the Company written notice thereof (a "Claim Notice"). Failure to give such Claim Notice within such thirty (30) day period shall not constitute a waiver by Catalyst of its right to indemnity hereunder with respect to such action, suit or proceeding. Upon receipt by the Company of a Claim Notice from Catalyst with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), Catalyst may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. The Company shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith. Catalyst shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of Catalyst unless the Company shall not have promptly employed counsel to assume the defense of the Third Party Claim, in which event such fees and expenses shall be borne solely by the Company. The Company shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of Catalyst. If the Company shall fail with reasonable promptness either to defend such Third Party Claim or to satisfy or settle the same, Catalyst may defend, satisfy or settle the Third Party Claim at the expense of the Company and the Company shall pay to Catalyst the amount of any such Loss within ten (10) days after written demand therefor. The indemnification provisions hereunder shall survive the termination of this Agreement.

      8. Amendment. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.

      9. Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses hereinabove first mentioned or to such other address as any party hereto shall designate to the other for such purpose in the manner hereinafter set forth.

      10. Entire Agreement. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

      11. Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

      12. Construction and Enforcement. This Agreement shall be construed in accordance with the laws of the State of New York, without application of the principles of


                               Catalyst FINANCIAL                              6
conflicts of laws. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in New York County in the State of New York. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. Venue for any such action, in addition to any other venue permitted by statute, will be New York County, New York. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in New York County, New York, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in New York County, New York, has been brought in an inconvenient forum.

      13. Binding Nature. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns.

      14. Confidential Information. Catalyst agrees that all non-public information pertaining to the prior, current or contemplated business of the Company are valuable and confidential assets of the Company. Such information shall include, without limitation, information relating to customer lists, bidding procedures, intellectual property, patents, trademarks, trade secrets, financing techniques and sources and such financial statements of the Company as are not available to the public. Catalyst, its officers, directors, employees, agents and shareholders shall hold all such information in trust and confidence for the Company and shall not use or disclose any such information for other than the benefit of the Company's business and shall be liable for damages incurred by the Company as a result of the use or disclosure of such information by Catalyst, its officers, directors, employees, agents or shareholders for any purpose other than the benefit of the Company's business, either during the term of this Agreement or after the termination or expiration thereof, except (i) where such information is publicly available or later becomes publicly available other than through a breach of this Agreement, or (ii) where such information is subsequently lawfully obtained by Catalyst from a third party or parties who are not under an obligation of confidentiality to the Company, or (iii) if such information is known to Catalyst prior to the execution of this Agreement, or
(iv) as may be required by law.

      15. Independent Contractor Status. It is expressly understood and agreed that Catalyst shall, at all times, act as an independent contractor with respect to the Company and not as an employee or agent of the Company, and nothing contained in this Agreement shall be construed to create a joint venture, partnership, association or other affiliation, or like relationship, between the parties. It is specifically agreed that the relationship is and shall remain that of independent parties to a contractual relationship and that Catalyst shall have no right to bind the Company in any manner. In no event shall either party be liable for the debts or obligations of the other except as otherwise specifically provided in this Agreement.

      16. Counterparts. This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures. All executed


                               Catalyst FINANCIAL                              7
counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    Mikron Instrument Company, Inc.

                                    By:
                                        ----------------------------------
                                                     President


                                    Catalyst Financial Corp.

                                    By:
                                        ----------------------------------
                                           Steven N. Bronson, President


                               Catalyst FINANCIAL                              8